TEREX CORPORATION ANNOUNCES THIRD QUARTER 2018
FINANCIAL RESULTS CONFERENCE CALL

WESTPORT, CT, October 18, 2018 – Terex Corporation (NYSE:TEX) will host a one hour conference call to review its third quarter 2018 financial results on Friday November 2, 2018 at 8:30 a.m. eastern time. John L. Garrison, Jr., Chairman, President and Chief Executive Officer, will lead the call. The Company will release its financial results prior to the call.

A simultaneous webcast of this call can be accessed at https://investors.terex.com. Participants are encouraged to access the webcast 10 minutes prior to the starting time.

The call will also be archived at the above web address.

Contact Information:
Terex Corporation
Brian J. Henry, Senior Vice President
Business Development & Investor Relations
(203) 222-5954
brian.henry@terex.com
https://investors.terex.com

About Terex:
Terex Corporation is a global manufacturer of lifting and material processing products and services that deliver lifecycle solutions to maximize customer return on investment. The Company reports in three business segments: Aerial Work Platforms, Cranes, and Materials Processing. Terex delivers lifecycle solutions to a broad range of industries, including the construction, infrastructure, manufacturing, shipping, transportation, refining, energy, utility, quarrying and mining industries. Terex offers financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. Terex uses its website (www.terex.com) and its Facebook page (www.facebook.com/TerexCorporation) to make information available to its investors and the market.